UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2026

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On January 30, 2026, TrueBlue, Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”). The Agreement amends the Amended and Restated Credit Agreement entered into on February 9, 2024, as amended by the First Amendment to Amended and Restated Credit Agreement dated June 27, 2025, by and among the Company, as borrower, certain subsidiaries of the Company party thereto, as guarantors, Bank of America, N.A. as administrative agent, a lender, L/C issuer and swingline lender, and Wells Fargo Bank, N.A., PNC Bank, N.A., KeyBank, N.A., and HSBC Bank USA, N.A. as co-lenders (the “Agreement”).

The Second Amendment converts the Agreement from a cash-flow based revolving credit facility to an asset-based lending facility by replacing the existing structure of a revolving commitment with availability subject to satisfaction of certain financial maintenance covenants to a revolving commitment with availability subject to a borrowing base and a minimum excess availability covenant. The borrowing base is calculated as the sum of: (i) 90% of the value of Investment Grade Eligible Accounts (as defined in the Second Amendment), plus (ii) 85% of the value of Non-Investment Grade Eligible Accounts (as defined in the Second Amendment), plus (iii) 80% of the value of Eligible Unbilled Accounts (as defined in the Second Amendment), less specific availability reserves. The minimum excess availability covenant may subsequently be replaced with a springing fixed charge coverage ratio covenant upon the satisfaction of the Company’s meeting a minimum fixed charge coverage ratio test for two consecutive quarters occurring on or after September 27, 2026. Such fixed charge coverage ratio covenant will thereafter apply when Excess Availability (as defined in the Second Amendment) is below certain thresholds. The Amendment reduces the Company’s line of credit from $255 million to $175 million (as may be reduced by the borrowing base from time to time), while retaining the Company’s option to increase the amount by $150 million, subject to lender approval, with no changes in swingline sub-limits, letters of credit sub-limits, interest rate pricing or maturity date.

Under the pricing terms of the Agreement, which remain unchanged by the Second Amendment, the Company pays a variable rate of interest on the outstanding principal balance of loans under the Agreement, a fee on outstanding letters of credit and an unused commitment line fee. This rate is based on SOFR or the base rate (the highest of (x) the Bank of America prime rate, (y) the Federal Funds rate plus 0.50% and (z) SOFR plus 1.00%), plus an applicable spread which varies based on the Consolidated Leverage Ratio (as defined in the Second Amendment) of the Company. Letters of credit also include a fronting fee of 0.25%. Obligations under the Agreement, as amended by the Second Amendment, are secured by certain collateral of the Company and pledged equity of its material domestic subsidiaries. The Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants.

This description of the Second Amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K with respect to the Second Amendment is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description	Filed Herewith
10.1
Second Amendment Credit Agreement dated as of January 30, 2026 by and among Bank of America, N.A., Wells Fargo Bank, N.A., PNC Bank, N.A., KeyBank, N.A., and HSBC Bank USA, N.A., TrueBlue, Inc., and the guarantors party thereto.
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104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	February 3, 2026	By:	/s/ Todd N. Gilman
Todd N. Gilman
Senior Vice President, Deputy General Counsel, Corporate Secretary